As filed with the Securities and Exchange Commission on August 20, 2004.

                                              Registration Statement #333-118224

         --------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               --------------------

                          Pre-Effective Amendment No. 1
                                       to
                                    FORM F-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               --------------------

                     WAVERIDER COMMUNICATIONS (CANADA) INC.
             (Exact name of registrant as specified in its charter)

                               --------------------

BRITISH COLUMBIA, CANADA                        4813            [NOT APPLICABLE]
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number)    Identification
                                                                Number)

                               255 Consumers Road
                                    Suite 500
                            Toronto, Ontario M2J 1R4
                                 (416) 502-3200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                              T. Scott Worthington
               Vice President Finance and Chief Financial Officer
                             and Corporate Secretary
                               255 Consumers Road
                                    Suite 500
                            Toronto, Ontario M2J 1R4
                                 (416) 502-3200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:

David A. Broadwin, Esq.                         Cameron A. Mingay, Esq.
Foley Hoag LLP                                  Cassels Brock & Blackwell LLP
155 Seaport Boulevard                           2100 Scotia Plaza
Boston, Massachusetts                           40 King Street West
USA  02210                                      Toronto, Ontario
Telephone No. (617) 832-1000                    Canada  M5H 3C2
Facsimile No.  (617) 832-7000                   Telephone No. (416) 860-6615
                                                Facsimile No.  (416) 640-3163

                                ----------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and the satisfaction of all other conditions to the merger of WaveRider Communications Inc., a Nevada corporation ("WaveRider"), with a Nevada corporation to be incorporated that will be a wholly-owned subsidiary of a Canadian corporation named "WaveRider Communications (Canada) Inc." ("WCAN") pursuant to a proposed Agreement and Plan of Merger in the form attached as Annex A to the joint proxy statement/prospectus contained herein.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

                                 ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                 ---------------

                                Explanatory Note

This Amendment No. 1 is being filed to include the consents required pursuant to Rule 438 promulgated under the Securities Act of 1933.


                                ----------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      (A) The registrant's Articles provide that the registrant will indemnify directors, officers, former directors or officers of the registrant, and the registrant may also indemnify other individuals who have acted at the registrant's request as a director or officer or in a similar capacity (any of the foregoing being referred to as an "eligible party"), of another company, against all costs, charges and expenses, including an amount paid to settle or satisfy a judgment, penalty or fine, reasonably incurred by such individual in respect of any legal proceeding or investigative action in which the individual is involved because of that association with the registrant or such other company, to the greatest extent permitted by the Business Corporations Act (British Columbia) (the "BCBCA").

      As provided in the BCBCA, the registrant may not indemnify an individual identified above if any of the following circumstances apply:

      a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the ( time that the agreement to indemnify or pay expenses was made, the registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

      b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay ( expenses and, at the time that the indemnity or payment is made, the registrant is prohibited from giving the indemnify or paying the expenses by its constating document;

      c) if, in relation to the subject matter of the proceeding eligible for indemnification, the eligible party (did not act honestly and in good faith with a view to the best interests of the registrant or the associated corporation, as the case may be;

      d) in the case of a proceeding eligible for indemnification, other than a civil proceeding, if the eligible ( party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

      On the application of the registrant or an eligible party, the court may do one or more of the following:

      a) order the registrant to indemnify an eligible party against any liability incurred by the eligible party ( in respect of an eligible proceeding;

      b) order the registrant to pay some or all of the expenses incurred by an eligible party in respect of an ( eligible proceeding;

      c) order the enforcement of, or any payment under, an agreement of indemnification entered into by the ( registrant;

      d) order the registrant to pay some or all of the expenses actually and reasonably incurred by any person ( in obtaining an order under this section;

      (e)   make any other order the court considers appropriate.

      The foregoing summary is necessarily subject to the complete text of the registrant's Articles and it is qualified in its entirety by reference thereto.

      (B) The registrant may enter from time to time into indemnity agreements with each of its directors and officers or other persons to supplement the indemnification protection available under the registrant's articles referred to above.

                                   Part II - 1

      (C) A British Columbia corporation also has the power to purchase and maintain insurance for its directors and officers. The directors and officers of the registrant are covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they might not be indemnified by the registrant. The registrant is also covered by an insurance policy indemnifying it against certain liabilities it may incur on its own behalf and in respect of its obligations to indemnify its directors and officers, as noted above.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. (See "ITEM 22. UNDERTAKINGS).

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits.

EXHIBIT
NUMBER           DESCRIPTION
-------          -----------
2.1              Form of Agreement and Plan of Merger among  WaveRider,  Inc.,
                 WaveRider  Communications  (Canada) Inc.   and   WaveRider
                 Acquisition   Company   (included   as  Annex  A  to  the
                 joint   proxy statement/prospectus that constitutes part of
                 this registration statement)*

3.1              Notice of Articles of WaveRider Communications (Canada) Inc.*

3.2              Articles of WaveRider Communications (Canada) Inc.*

4.1 Form of specimen certificate representing common shares of WaveRider Communications (Canada) Inc.

5.1 Opinion of Dumoulin Black, regarding the legality of securities to be issued by WaveRider Communications (Canada) Inc.*

8.1 Opinion of Cassels Brock & Blackwell LLP, regarding certain Canadian tax matters*

8.2              Opinion of Foley Hoag LLP, regarding certain U.S. tax matters*

10.1             Share Incentive Plan of WaveRider  Communications (Canada) Inc.
                 (included in Annex A to the joint proxy statement/prospectus that constitutes part of this registration statement)*

23.1             Consent of Wolf & Company, P.C.*

23.2             Consent of PriceWaterhouseCoopers LLP*

23.3             Consent of Cassels Brock & Blackwell LLP
                 (included in Exhibit 8.1)*

23.4             Consent of Foley Hoag LLP (included in Exhibit 8.2)*

23.5             Consent of Dumoulin Black (included in Exhibit 5.1)*

                                   Part II - 2

99.1 Proxy card for use in connection with the Stockholders' Meeting of WaveRider Communications Inc.*

99.2             Consent of John E. Curry filed pursuant to Rule 438

99.3             Consent of Michael J. Milligan filed pursuant to Rule 438

99.4             Consent of Cameron A. Mingay filed pursuant to Rule 438

99.5             Consent of D. Bruce Sinclair filed pursuant to Rule 438

99.6             Consent of Dennis R. Wing filed pursuant to Rule 438

99.7             Consent of Gerry Chastelet filed pursuant to Rule 438
------------------
*  Previously filed.


      (b) Financial Statement Schedules.

         Not applicable.

ITEM 22. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      D. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
           Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
           (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

                                   Part II - 3

      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                ----------------




                                   Part II - 4

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on August 20, 2004.

                        WaveRider Communications (Canada) Inc.

                        By:    /s/  D. Bruce Sinclair
                               -----------------------------
                               Chief Executive Officer



                        By:    /s/  Gerry Chastelet
                               -----------------------------
                               Authorized Representative in the United States

      Each person whose signature appears below appoints Bruce Sinclair, Gerry Chastelet and Scott Worthington, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of August 20, 2004 in the capacities indicated.



SIGNATURE                      TITLE


/s/ D. Bruce Sinclair          Director, Chief Executive Officer
------------------------       (principal executive officer)
D. Bruce Sinclair

/s/ T. Scott Worthington       Director, Vice President and
------------------------       Chief Financial Officer
T. Scott Worthington           and Corporate Secretary (principal financial and
                               accounting officer)




                                   Part II - 5

INDEX TO EXHIBITS


EXHIBIT
NUMBER           DESCRIPTION
[GRAPHIC OMITTED][GRAPHIC OMITTED]

2.1              Form of Agreement and Plan of Merger among  WaveRider,  Inc.,
                 WaveRider  Communications  (Canada) Inc.   and   WaveRider
                 Acquisition   Company   (included   as  Annex  A  to  the
                 joint   proxy statement/prospectus that constitutes part of
                 this registration statement)*

3.1              Notice of Articles of WaveRider Communications (Canada) Inc.*

3.2              Articles of WaveRider Communications (Canada) Inc.*

4.1 Form of specimen certificate representing common shares of WaveRider Communications (Canada) Inc.

5.1 Opinion of Dumoulin Black, regarding the legality of securities to be issued by WaveRider Communications (Canada) Inc.*

8.1 Opinion of Cassels Brock & Blackwell LLP, regarding certain Canadian tax matters*

8.2              Opinion of Foley Hoag LLP, regarding certain U.S. tax matters*

10.1             Share Incentive Plan of WaveRider  Communications (Canada) Inc.
                 (included in Annex A to the joint proxy statement/prospectus that constitutes part of this registration statement)*

23.1             Consent of Wolf & Company, P.C.*

23.2             Consent of PriceWaterhouseCoopers LLP*

23.3             Consent of Cassels Brock & Blackwell LLP
                 (included in Exhibit 8.1)*

23.4             Consent of Foley Hoag LLP (included in Exhibit 8.2)*

23.5             Consent of Dumoulin Black (included in Exhibit 5.1)*

99.1 Proxy card for use in connection with the Stockholders' Meeting of WaveRider Communications Inc.*

                                   Part II - 6

99.2             Consent of John E. Curry filed pursuant to Rule 438

99.3             Consent of Michael J. Milligan filed pursuant to Rule 438

99.4             Consent of Cameron A. Mingay filed pursuant to Rule 438

99.5             Consent of D. Bruce Sinclair filed pursuant to Rule 438

99.6             Consent of Dennis R. Wing filed pursuant to Rule 438

99.7             Consent of Gerry Chastelet filed pursuant to Rule 438
------------------
*  Previously filed.














                                   Part II - 7